UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):June 13, 2023

Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2023, Crown Crafts, Inc. (the “Company”) and Olivia W. Elliott, the Company’s President and Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), which amends and restates her Employment Agreement with the Company, dated November 6, 2008 and amended on June 7, 2022 (the “Original Agreement”). The description of the Employment Agreement below is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Term, Compensation and Benefits

Pursuant to the Employment Agreement, the Company will continue to employ Ms. Elliott as the Company’s President and Chief Executive Officer. The term of the Employment Agreement is deemed to have commenced on November 6, 2008 (the date of the Original Agreement) and will continue for a continuously (on a daily basis) renewing two-year term so that the remaining term of the Employment Agreement is always a two-year period, unless either the Company or Ms. Elliott provides written notice to the other that the term shall not be further renewed and shall terminate at the end of the two-year period following such notice.

Under the Employment Agreement, Ms. Elliott will: (i) receive a minimum base salary of $400,000, subject to annual review and increase by the Company’s Board of Directors (the “Board”); and (ii) be eligible for an annual bonus based on a performance matrix established against budgets or such other performance metrics approved by the Board or its Compensation Committee. Ms. Elliott also is entitled to reimbursement for reasonable expenses which are consistent with normal Company policy and to participate in the employee benefit programs available to similarly situated employees of the Company.

Termination Without Cause or for Good Reason

If the Employment Agreement is terminated by the Company without cause (as defined in the Employment Agreement) or by Ms. Elliott for good reason (as defined in the Employment Agreement) within 60 days after an event that constitutes good reason, then the Company will pay Ms. Elliott an amount equal to two times the sum of: (i) Ms. Elliott’s base salary at the time of termination; plus (ii) the highest annual bonus paid or payable to Ms. Elliott in any of the three full fiscal years ended immediately prior to such termination, including any bonus or portion earned but deferred (and annualized for any fiscal year consisting of less than twelve full months) (such amount, the “Severance Amount”). The Company’s obligation to pay the Severance Amount: (a) will cease upon any breach by Ms. Elliott of the confidentiality provisions or restrictive covenants contained in the Employment Agreement; and (b) is subject to Ms. Elliott executing a release agreement within 50 days of such termination and not revoking such release during the revocation period specified therein.

If such termination occurs: (i) during the period beginning on the date of a change in control (as defined in the Employment Agreement) and ending 365 days after such change in control, then the Severance Amount will be paid in a single lump sum on the first regular payroll date to occur after the 60th day following the date of termination; and (ii) outside such period, then the Severance Amount shall be paid in approximately equal monthly installments during the 24-month period following such termination, commencing on the first regular payroll date to occur after the 60th day following such termination.

In addition, upon termination of the Employment Agreement by the Company without cause or by Ms. Elliott for good reason, she shall be entitled to each of the following:

●
For 24 months following such termination, the Company will pay to Ms. Elliott monthly payments for insurance reimbursement equal to the difference between the cost that would be incurred by Ms. Elliott if she and her eligible dependents elected to continue to participate in any Company employee benefit plan under COBRA, minus the amount that Ms. Elliott otherwise would have had to pay for such insurance coverage if she had remained employed by the Company during such period (less withholding for taxes and other similar items). The Company’s obligations to make such payments shall cease: (i) if Ms. Elliott becomes eligible to receive group health benefits under a program of a subsequent employer; or (ii) upon any breach by Ms. Elliott of the restrictive covenants contained in the Employment Agreement.

●
Any outstanding equity awards held by Ms. Elliott as of such termination: (i) shall vest with respect to time-based vesting conditions as of such termination; and (ii) shall vest with respect to any performance or other non-time-based vesting requirements only to the extent provided in the applicable award agreement.

●
The Company will reimburse Ms. Elliott: (i) up to $20,000 for outplacement services during the 24 months following the termination of her employment; and (ii) up to $20,000 per year for job search expenses for each of (a) the calendar year in which such termination occurs (or the following year if such termination occurs on or after December 1 of a calendar year) and (b) the calendar year following such year.

●
The Company will pay or provide to Ms. Elliott any other amounts or benefits required to be paid or provided, or which Ms. Elliott is eligible to receive, under any plan, program, policy or practice or agreement of the Company, including expense reimbursements and accrued but unused vacation.

Other Termination

If the Employment Agreement is terminated by the Company for cause, by Ms. Elliott without good reason, or by reason of Ms. Elliott’s death or disability, then Ms. Elliott will not receive any further compensation of benefits under the Employment Agreement, other than her salary and other compensation accrued through such termination.

Restrictive Covenants

The Employment Agreement also includes certain restrictive covenants that limit Ms. Elliott’s ability to: (i) compete with the Company through the period of her employment and, in certain circumstances, for up to two years after the termination of the Employment Agreement; or (ii) solicit any employee or customer of the Company through the period of Ms. Elliott’s employment and continuing until two years after the termination of the Employment Agreement. Additionally, the Employment Agreement includes covenants that, during her employment and thereafter, limit Ms. Elliott’s ability to divulge certain confidential information concerning the Company.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Amended and Restated Employment Agreement, between the Company and Olivia W. Elliott, dated as of June 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: June 15, 2023	/s/ Craig J. Demarest
CRAIG J. DEMAREST
Vice President and Chief Financial Officer